Exhibit 99.1

News Release

VIAVI SOLUTIONS INC. ANNOUNCES COMPLETION OF $400 MILLION OF

SENIOR CONVERTIBLE NOTES OFFERING AND COMMON STOCK

REPURCHASE

MILPITAS, Calif., March 6, 2017 — (NASDAQ: VIAV) Viavi Solutions Inc. (“Viavi”) today announced that it has completed the sale of $400 million aggregate principal amount of its 1.00% Senior Convertible Notes due 2024 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Viavi has granted the initial purchasers a 30-day over-allotment option from the date of the pricing of the offering to purchase up to an additional $60 million aggregate principal amount of the Notes. Net proceeds of the sale of the Notes totaled approximately $392.2 million after deducting the initial purchasers’ discounts and estimated offering expenses.

Viavi intends to use net proceeds from the offering for refinancing, together with its cash on hand, its outstanding 0.625% Senior Convertible Notes due 2033 (the “2033 Notes”), including opportunistically repurchasing 2033 Notes in the future, as well as for general corporate purposes. In addition, Viavi used $50 million of the net proceeds from the offering to repurchase shares of its common stock pursuant to its existing stock repurchase program. The repurchase of common stock occurred concurrently with the offering in privately negotiated transactions with institutional investors through one or more of the initial purchasers of the Notes or their respective affiliates as Viavi’s agent. The purchase price of the common stock repurchased in such transactions was the closing price per share of Viavi’s common stock on the date of the pricing of the offering.

The Notes and any of Viavi’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or under any state securities laws, and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements. This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements may include, without limitation, statements regarding the use of proceeds described above, including Viavi’s repurchase of shares of its common stock on terms advantageous to Viavi and intent to refinance its 2033 Notes. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, the following: (i) general market conditions, including market factors affecting the price of bonds and equity securities, (ii) the amount of cash generated from the business, (iii) prevailing interest rates and (iv) the existence of alternative uses for Viavi’s cash.

For more information on these and other risks affecting Viavi’s business and any forward-looking statements, please refer to the “Risk Factors” section included in Part I, Item 1A of Viavi’s Annual Report on Form 10-K for the year ended July 2, 2016 filed with the Securities and Exchange Commission on August 30, 2016. The forward-looking statements contained in this news release are made as of the date hereof and Viavi does not assume any obligation to update such statements.

About Viavi Solutions

Viavi (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions to communications service providers, enterprises and their ecosystems, supported by a worldwide channel community including Viavi Velocity Solution Partners. We deliver end-to-end visibility across physical, virtual and hybrid networks, enabling customers to optimize connectivity, quality of experience and profitability. Viavi is also a leader in high performance thin film optical coatings, providing light management solutions to anti-counterfeiting, consumer electronics, automotive, defense and instrumentation markets. Learn more about Viavi at www.viavisolutions.com. Follow us on Viavi Perspectives, LinkedIn, Twitter, YouTube and Facebook.

Investors Contact: Bill Ong, 408-404-4512; bill.ong@viavisolutions.com

Source: Viavi